Exhibit 10.5


                   MANAGEMENT SERVICES AGREEMENT


     This MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made as of November 15, 1994 by and between National Propane Corporation ("National") a company organized under the law of the State of Delaware and Public Gas Company (the "Company") a corporation organized under the laws of the State of Florida.

                       W I T N E S S E T H :

     WHEREAS, National and the Company desire to enter into this Agreement to set forth the terms and conditions upon which National will provide to the Company certain contract management services,

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Term. The provisions of this Agreement shall be effective as of July 1, 1994 and shall continue until December 31, 1994 (the "Original Term"), and thereafter shall automatically be extended for successive one year periods (the Original Term, as so extended, the "Term") unless either party notifies the other at least 90 days prior to the then scheduled end of the Term of its desire that this Agreement be terminated or in the event that the Company and National through merger or other business combination become a part of the same entity, this Agreement shall terminate on the date such merger or other business combination is effective.

     2. Services to be Provided. National shall provide to the Company during the Term the services listed in this Agreement and such other management services as the Company may reasonably request (collectively, the "Services"). Such
Services shall include, but not be limited to, the following:

          a. Legal. Expertise and assistance in legal matters, including any reporting obligations of the Company under the Securities Exchange Act of 1934, as amended, and the advisory services of a corporate counsel and such other support staff as National shall reasonably consider to be appropriate and necessary to handle such matters.

          b. Accounting. Expertise and assistance in financial presentation and planning and such services as are reasonably necessary for the Company to comply with its financial reporting obligations to third parties, including, without limitation, report preparation, compliance with generally accepted accounting principles, footnote disclosure, compilation and review.

          c.   Finance.  Expertise and assistance in
     treasury functions, (including ensuring that the Company is in compliance with current lender requirements, monitoring of debt covenants, negotiation of waivers and exceptions, monitoring of cash flow and negotiation of lines of credit) and providing of such other financial expertise as may be required from time to time.

          d. Tax. Services and expertise required for all federal, state and local tax return preparation, planning and audits.

          e. Risk Management. Services of a risk manager and appropriate support staff to obtain and maintain insurance policies covering property and casualty, workers compensation, comprehensive general liability and other insurable risks.

          f.   Information Technology.  Expertise and
     assistance in connection with the design, installation and maintenance of computer and data systems.

          g.   Benefits Design and Administration.
     Services and expertise relating to the design and administration of employee benefit plans, including, without limitation, executive compensation arrangements, retirement plans, and health insurance programs.

          h. General Business Operations. General management, planning, coordination, direction and implementation of the purchasing, pricing, marketing, advertising and operations functions and such other expertise as National shall deem reasonable in directing the resources of the Company together with National's as a unified propane distribution business. In connection therewith, National grants to the Company the right to utilize the National logo and the National "Green Fuel" trademark as National and the Company shall deem necessary or advisable in its advertising within the Company's distribution area.

          i. Other. Such other services as the parties may agree are necessary for the efficient and profitable operations of the Company.

     3. Fees. In consideration for providing the Services and subject to the initial payment with respect to the calendar quarters commencing July 1 and October 1, 1994 to be made within five (5) days of the signing of this Agreement and presentation of the initial billing, the Company agrees to reimburse to National on January 1, April 1, July 1 and October 1 (or if any such date is not a business day, the next succeeding business day), beginning January 1, 1995 with respect to the then current calendar quarter an amount (the "Fee") equal to the expenses incurred by National in managing the Company and its business. The Fee shall represent the costs incurred by National and allocated between the Company and National and will include, in addition to any specifically identified services, a proportionate amount of (i) the administrative costs charged to National by Triarc Companies, Inc., (ii) administrative costs, other than those related to the Services, incurred by National's corporate staff located in Cedar Rapids, Iowa, and (iii) the administrative costs incurred by National's regional Vice Presidents function. Allocation of administrative costs between the Company and National shall be based on the average of the ratios of (i) the number of Company districts to total districts, (ii) the Company's revenue to the total revenue of National and the Company, (iii) the Company's EBITDAAC to total EBITDAAC of National and the Company (EBITDAAC = earnings before interest, taxes, depreciation, amortization and administrative costs) and (iv) the Company's gallons sold, to total gallons sold of National and the Company, in each case stated as percentage times the fiscal year projected administrative expenses. Such annual amount shall be divided by 4 and the resulting amount shall be billed by National as set forth in
Section 5 below. As soon as practical after the end of National's fiscal year, the actual administrative expenses (compared to the projected administrative expenses) shall be determined and a settlement payment between the Company and National will be made by the party owing an amount to other party.

     5. Billing. National shall submit to the Company, on or about the 25th day of the month preceding each calendar quarter, an invoice for Services to be provided during the next calendar quarter. The Company shall pay the amount on the first business day of the first month of the calendar quarter stated in such invoice.

     6. Limitation on Liability. National will use commercially reasonable efforts, skill and judgment to discharge properly its duties hereunder, but shall have no liability with respect to, and shall not be obligated to indemnify or hold harmless the Company, or the officers, directors, employees, agents or other representatives of the Company from or against any cost, loss, expense, damage or liability arising out of or otherwise in respect of the performance of the Services, except any such cost, loss, expense, damage or liability resulting from the gross negligence, willful misfeasance, willful malfeasance or fraud of National or its officers, employees or agents.

     7. Not Employees of the Company. Employees of National engaged in performing the Services shall under no circumstances be considered to be employees of the Company.

     8. Independent Contractor. In performing the Services, National shall be an independent contractor and neither party hereto shall be deemed to be an agent, partner or co-venturer of the other due to the terms and provisions of this Agreement.

     9. Entire Agreement; Waivers and Amendments. This Agreement sets forth the entire understanding between the Company and National relating to the subject matter hereof. This Agreement may not be modified or amended, and no provision hereof may be waived, except by an instrument in writing signed by both parties, or in the case of a waiver, by the party against whom such waiver is sought to be enforced.

     10. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without regard to the conflict of laws principles thereof.

     11. Notices. All notices, demands and other communications given to or made by either party to the other in connection with this Agreement shall be given in writing and either personally served on an officer or other authorized representative of the party to which it is given or mailed by registered first class mail, postage prepaid, to the headquarters of such party to the attention of its chief financial officer, or to such other address and to the attention of such persons as the party in question may from time to time specify to the other by notice hereunder. All notices shall be deemed delivered and effective (i) if hand-delivered, upon delivery, or (ii) if mailed, three business days after mailing.

     12. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date first above written.


PUBLIC  GAS  COMPANY                  NATIONAL  PROPANE  CORPORATION



By:   John Cohlan                     By:   T. E. Shultz
   Senior Vice President                 Vice President & Treasurer
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